EXHIBIT 10qq(a)

AVENANT A L’AVANCE EN COMPTE COURANT AU PROFIT DE LA SOCIETE TRAQUEUR SA

ENTRE LES SOUSSIGNEES :

•	La société SIGEFI VENTURES GESTION, société anonyme au capital de 422.670 €, dont le siège social est à Lyon (69006) – 139, rue Vendôme et dont le numéro unique d’identification est 420 732 661 RCS Lyon, agissant au nom, pour le compte et en sa qualité de société de gestion du FCPR SIPAREX VENTURES 1 et des FCPI ING (F) ACTIONS INNOVATION 1, ING (F) ACTIONS INNOVATION 2, UNI-INNOVATION 1 et agissant également au nom, pour le compte et en sa qualité de délégataire de la gestion des actifs non cotés du FCPI INDOCAM INNOVATION I, représentée par Monsieur Michel FAURE, dûment habilité à cet effet,

•	La société SIPAREX CROISSANCE, société en commandite par actions au capital de 66.462.675 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 312 056 641 RCS LYON, représentée par son gérant la Société SIGEFI, société par actions simplifiée au capital de 1.891.336 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 331 595 587 RCS LYON, elle-même représentée par Monsieur Michel FAURE, dûment habilité aux fins des présentes,

•	La société SIPAREX DEVELOPPEMENT, société en commandite par actions au capital de 35.081.220 euros, dont le siège social est situé 166 rue du Faubourg Saint Honoré, 75008 Paris, inscrite sous le numéro d’identification unique 378 213 375 RCS PARIS, représentée par son gérant la Société SIGEFI, société par actions simplifiée au capital de 1.891.336 euros, dont le siège social est situé 139 rue Vendôme, 69006 Lyon, inscrite sous le numéro d’identification unique 331 595 587 RCS LYON, elle-même représentée par Monsieur Michel FAURE, dûment habilité aux fins des présentes,

•	La société CREDIT LYONNAIS PRIVATE EQUITY, société anonyme à directoire et conseil de surveillance au capital de 8.000.000 euros, dont le siège est à PARIS (75116) 43/47, avenue de la grande armée immatriculée au RCS de Paris sous le nº B 428 711 196 représentée par Monsieur Stéphane MONMOUSSEAU, agissant au nom, pour le compte et en sa qualité de société de gestion du FCPR CL Capital Développement 1 et du FCPI Crédit Lyonnais Innovation 1,

•	La société VIVERIS MANAGEMENT, société par actions simplifiée au capital de 168.700 €, dont le siège social est à Marseille, immatriculée au R.C.S. de Marseille sous le numéro 432 544 773, représentée par M. Marc VILLECROZE ABDELOUHAB, dûment habilité à cet effet, agissant au nom, pour le compte et en sa qualité de société de gestion d’INNOVERIS 1 et INNOVERIS 3, Fonds Commun de Placement pour l’Innovation,

•	LOJACK société de droit de l’Etat du Massachusetts, immatriculée sous le numéro (FED ID) 04-2664794, dûment représentée par M. Paul Barrett

•	Xavier GERARD demeurant 21, boulevard Beauséjour, 75116 Paris, marié sous le régime de la participation aux acquêts, se portant fort pour Christine Gérard, Yann Houdre, Jacques de Panisse Passis et Chantal Lahalle ;

ci-après dénommés ensemble les « Investisseurs », agissant sans solidarité

de première part

et

TRAQUEUR, société anonyme au capital de 1.175.130 € dont le siège est situé à ISSY LES MOULINEAUX (92130), 17, Place de la Résistance, immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 412 027 492, représentée par Monsieur Marc Verdet, Président du directoire, ci–après désignée la « Société »,

de seconde part

et

•	Monsieur Jean-Jacques SCHMOLL, demeurant 141, rue de Longchamp – 75116 PARIS, marié sous le régime de la communauté universelle ;

•	Madame Jacqueline SCHMOLL, demeurant 141, rue de Longchamp – 75116 PARIS, marié sous le régime de la communauté universelle ;

•	Monsieur Stéphane SCHMOLL, demeurant 16, rue Descartes – 92190 MEUDON, marié sous le régime de la communauté de biens réduite aux acquêts ;

agissant solidairement,

•	Monsieur Luc CHAMBON, demeurant 107, rue de l’Université – 75007 Paris, marié sous le régime de communauté réduite aux acquêts;

de troisième part

PREAMBULE :

Les Parties ont conclu le 29 octobre 2003 une convention d’avance en compte courant (ci-après l’« Avance en compte courant ») au profit de la Société, afin de permettre à celle-ci de disposer des moyens financiers nécessaires à son exploitation jusqu’à la levée de fonds qui sera votée par l’assemblée générale extraordinaire du 15 décembre 2003 (l’ « AGE »).

Les Parties sont ensuite convenues de modifier comme suit l’Avance en compte courant par un Avenant nº 1 (ci-après « l’Avenant nº 1 »).

L’analyse du planning des opérations de levée de fonds qui seront des émissions réservées avec suppression des droits préférentiels de souscription, montre que la réalisation définitive aura lieu au plus tard le 22 décembre 2003.

Cette nouvelle augmentation des fonds propres et quasi fonds propres de la Société aurait les caractéristiques suivantes :

•	augmentation de capital d’un montant (prime d’émission incluse) de 2.559.974,40 euros par l’émission d’un nombre maximum de 29.520 actions assorties chacune d’un bon de souscription d’actions (ci-après les « ABSA ») au prix minimum unitaire de 86,72 euros (prime d’émission incluse), et émission de 44.280 obligations convertibles en actions assorties chacune d’un bon de souscription d’action de la Société (ci-après les « OCABSA »), au prix de 86,72 euros par OCABSA, pour un montant nominal total de 3.839.961,60 euros, étant précisé que 1.631.723,52 euros seront souscrits par les Investisseurs ou les membres de leur groupe par l’émission d’un nombre maximum de 7.526 ABSA et 11.290 OCABSA;

•	catégorie des actions créées : actions de catégorie D incluant les ABSA émises en application de la 2ème résolution de l’AGE et les ABSA 2 pouvant résulter de la conversion des OCABSA émises en application de la 6ème résolution de l’AGE;

•	date de jouissance des actions nouvelles : date de souscription ;

•	libération des souscriptions : en numéraire, par versement en espèces ou par compensation des créances détenues sur la société ;

•	modalité de l’émission : l’émission d’ABSA et d’OCABSA sera réalisée avec suppression du droit préférentiel de souscription ;

•	tenue de l’AGE le 15 décembre 2003.

Ces émissions d’ABSA et d’OCABSA seront ensemble ci-après désignées « l’Augmentation de Capital Conforme ».

Il est en outre précisé que Xavier Gérard a informé la Société avoir procédé à une cession de créance en compte courant d’actionnaires au profit des personnes suivantes :

•	Christine Gérard, pour un montant de 109.960,96 euros,

•	Yann Houdre, pour un montant de 2.081,28 euros,

•	Jacques de Panisse Passis, pour un montant de 30.005,12 euros,

•	Chantal Lahalle, pour un montant de 7.915,20 euros,

et étant précisé que ces personnes ont acquis chacune une créance d’un montant égal au montant qu’elles entendent souscrire en ABSA et OCABSA, et libéré par compensation avec lesdites créances.

EN CONSEQUENCE, IL A ETE CONVENU CE QUI SUIT :

Article 1

L’article I – « Termes et conditions de l’Avance Avance en compte courant - 1.4. Intérêt », est modifié comme suit :

« Pour satisfaire aux dispositions légales, il est précisé que le taux effectif global qui serait applicable à l’Avance, pour une durée devant prendre fin le 22 décembre 2003 au plus tard, serait au jour des présentes de 1,2% (un virgule deux pour cent) l’an. »

Article 2

L’article I – « Termes et conditions de l’Avance Avance en compte courant - 1.5. Remboursement », est modifié comme suit :

« Cette Avance, y compris les intérêts calculés prorata temporis, sera remboursée aux Investisseurs en totalité, au plus tard au 22 décembre 2003 par compensation avec le montant souscrit par chacun en ABSA et OCABSA. »

« Toutefois, au cas où l’augmentation de Capital Conforme n’aurait pas été réalisée au profit des Investisseurs dans les conditions indiquées en préambule au plus tard le 22 décembre 2003, ou en cas de non réalisation des conditions suspensives précisées ci-après à l’article II ci-après, l’avance en compte courant sera de plein droit remboursable par la Société, en numéraire, en capital et intérêts, le 23 décembre 2003. »

Article 3

Il est inséré à l’article I – « Termes et conditions de l’Avance Avance en compte courant - 1.5. Remboursement », l’alinéa suivant :

« Siparex Venture 1 sera remboursé par la Société du montant avancé au titre de l’Avance en compte courant, par compensation avec le prix de souscription par Siparex Venture 1 des [ABSA] et des [OCABSA] dans les conditions suivantes :

Montant avancé par Siparex Venture 1 au titre de l’Avance en compte courant :	400.000 euros
Montant des ABSA souscrites par Siparex Venture 1 :	102.503,04 euros
Montant des OCABSA souscrites par Siparex Venture 1 :	153.754,56 euros
Solde	143.742,40 euros

Soit un remboursement par la Société d’un montant total de 143.742,40 euros au profit de Siparex Venture 1, devant être effectué par la Société au plus tard le 23 décembre 2003 ».

Article 4

L’article II – « Capitalisation de l’Avance – i. Hypothèse de réalisation, avant le 5 décembre 2003, d’une Augmentation de Capital Conforme » est modifié comme suit :

<< i. Hypothèse de réalisation, le 22 décembre 2003 au plus tard, d’une Augmentation de Capital Conforme

Dans l’hypothèse de la réalisation le 22 décembre 2003 au plus tard d’une Augmentation de Capital Conforme, chacun des Investisseurs s’engage à capitaliser l’Avance consentie par lui et les intérêts courus, en totalité, dès le vote par les actionnaires lors de l’AGE des résolutions permettant l’émission d’ABSA et d’OCABSA afin de parvenir à la réalisation l’Augmentation de Capital Conforme par compensation directe de l’Avance.

Ainsi, il est expressément convenu que les Investisseurs s’engagent à souscrire (sous réserve de la réalisation des conditions suspensives ci-après définies) dans ces conditions un nombre maximum de 7.526 ABSA, au prix unitaire de 86,72 euros et 11.290 OCABSA au prix unitaire de 86,72 euros, soit un montant total de 1.631.723,52 euros, et à procéder à la libération intégrale des actions nouvelles dés leur souscription. La libération de la souscription des Investisseurs sera effectuée par (x) compensation avec l’Avance (le montant de ladite créance devant être certifiée par le(s) Commissaire(s) aux comptes de la Société au moment de la souscription aux ABSA et OCABSA) et par (y) versement en numéraire.

Cet engagement de souscription porte sur le nombre d’ABSA et d’OCABSA et pour les montants figurant en face de chacun des noms dans la liste figurant en Annexe 1, sans solidarité entre les Investisseurs.

Toutefois, l’engagement de souscription en cas de réalisation d’une Augmentation de Capital Conforme le 22 décembre 2003 au plus tard est soumise à la réalisation préalable des conditions suspensives suivantes, lesquelles devront être levées au plus tard d’ici le 22 décembre 2003 :

a)	tenue de l’AGE le 15 décembre 2003 au plus tard, et approbation des résolutions nécessaires à l’Augmentation de Capital Conforme ;

b)	absence d’éléments, ou survenance d’un fait quelconque, de nature à avoir un effet défavorable grave sur les activités, la situation économique et financière, le patrimoine ou les perspectives de la Société entre la date de signature des présentes et la date de l’AGE ;

c)	accord sur les termes des présentes par les comités d’investissement de chaque Investisseurs par production d’une attestation au plus tard le 15 décembre 2003 ;

d)	accord écrit et non conditionnel du (des) nouveau(x) investisseurs pour que les Investisseurs bénéficient pari passu, par rapport à leur souscription à l’Augmentation de Capital Conforme, des mêmes droits en terme de (i) droits anti-dilution (« ratchet ») et (ii) de droits sur le boni de liquidation (« liquidation de préférence ») que ceux réservés au(x) nouvel(aux) investisseur(s) à l’occasion de la réalisation de l’Augmentation de Capital Conforme ;

e)	mise en place d’un pacte d’actionnaires refondu, incorporant l’avenant n°1 au pacte et remplaçant le pacte du 26 novembre 2001 et l’avenant n°1, ayant pour objet de prendre en compte la réalisation de l’Augmentation de Capital Conforme et l’arrivée d’un (de) nouveau(x) investisseur(s), dans des termes jugés satisfaisants par les Investisseurs. »

Article 5

L’article II – « Capitalisation de l’Avance – ii. Hypothèse d’absence d’une Augmentation de Capital Conforme avant le 5 décembre 2003 », est modifié comme suit :

« ii. Hypothèse d’absence d’une Augmentation de Capital Conforme d’ici le 22 decembre 2003

En toutes hypothèses, si l’Augmentation de Capital Conforme n’est pas réalisée au plus tard le 22 décembre 2003, ou si l’ensemble des conditions suspensives visées au i) ci-dessus n’étaient pas réalisées au plus tard le 22 décembre 2003, chaque Investisseur pourra exiger, dès le 23 décembre 2003, le remboursement de la totalité de l’Avance et des intérêts courus, qu’il a consentie. »

« A cet effet, si l’Augmentation de Capital Conforme n’est pas réalisée au plus tard le 22 décembre 2003, ou si les conditions suspensives visées au i) ci-dessus n’étaient pas réalisées au plus tard le 15 décembre 2003, chacun des signataires prend les engagements suivants : »

Article 6

L’annexe 1 de l’Avance est modifiée comme suit :

Annexe 1

Investisseurs	ABSA	OCABSA	Total Valeurs mobiliéres	Montant ABSA	Montant OCABSA	Montant total
Xavier GERARD	231	346	577	20.032,32	30.005,12	50.037,44
LoJack Corporation	1.383	2.075	3.458	119.933,76	179.944,00	299.877,76
Siparex Ventures 1	1.182	1.773	2.955	102.503,04	153.754,56	256.257,60
FCPI Uni Innovation 1	116	174	290	10.059,52	15.089,28	25.148,80
FCPI ING (F) Actions Innovation 2	324	486	810	28.097,28	42.145,92	70.243,20
FCPI CA-AM Innovation	464	696	1.160	40.238,08	60.357,12	100.595,20
Siparex Croissance	46	69	115	3.989,12	5.983,68	9.972,80
Siparex Développement	22	33	55	1.907,84	2.861,76	4.769,60
INNOVERIS 3	1.452	2.179	3.631	125.917,44	188.962,88	314.880,32
FCPR CL CAPITAL DEVELOPPEMENT 1	2.306	3.459	5.765	199.976,32	299.964,48	499.940,80
Total	7.526	11.290	18.816	652.64,72	979.068,80	1.631.723,52

Article 7 : Portée de l’Avenant

Les Parties conviennent que la totalité des autres dispositions de l’Avance en compte courant en date du 29 octobre 2003 reste inchangée.

Fait en 12 exemplaires originaux

Le 15 décémbre 2003

/s/: Michel Faure	/s/: Michel Faure

Par	Par
Sigefi Ventures Gestion	Siparex Croissance

/s/: Michel Faure	/s/: Marc Verdet

Par	Par
Siparex Development	Traqueur SA

/s/: Luc Chambon	/s/: Stéphane Schmoll

Par	Par
Luc Chambon	Stéphane Schmoll

/s/: Laurent Espic	/s/: Marc Villicroze

Par	Par
Credit Lyonnais Private Equity	Viveris Management

/s/: Xavier Gerard	/s/: Jean – Jacques Schmoll

Par	Par
Xavier Gerard	Jean – Jacques Schmol

/s/ Joseph Abely	/s/ Jean-Jacques Schmoll

Par	Par
LoJack Corporation	Jacqueline Schmoll